Exhibit 23.2

To Whom It May Concern:

We consent to the incorporation by reference in this Registration Statement on Form S- 4/A-1 and related Joint Proxy Statement/Prospectus of PowerUp Acquisition Corp. of our reports dated August 19, 2024, relating to our audits of the financial statements of Aspire Biopharma, Inc. for the year ended December 31, 2023, and 2022.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

October 23, 2024

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com